Exhibit 10.16

AMENDMENT NUMBER ONE

TO THE

UNICOM CORPORATION

DEFERRED COMPENSATION UNIT PLAN

(as amended through October 25, 1995)

WHEREAS, Unicom Corporation, an Illinois corporation (“Unicom”), heretofore adopted and maintained the Unicom Corporation Deferred Compensation Unit Plan, as amended through October 25, 1995 (the “Plan”);

WHEREAS, Exelon Corporation, a Pennsylvania corporation (the “Company”), has succeeded to the rights and obligations of Unicom, including the rights and obligations of Unicom under the terms of the Plan;

WHEREAS, pursuant to Section 6 of the Plan, the Board of Directors of the Company (the “Board”) has retained the power to amend the Plan; and

WHEREAS, the Board has authorized the amendment of the Plan to bring the Plan into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW THEREFORE, pursuant to the power of amendment contained in Section 6 of the Plan, the Plan is hereby amended, effective as of January 1, 2008, by adding the following new Section 8 thereto:

(8) Section 409A. This Plan is intended to comply with the provisions of Section 409A of the Code, and shall be interpreted and construed accordingly, and the timing of all payments under the Plan shall be modified as necessary to comply therewith. As permitted under Section 409A of the Code, the payment of current compensation units and retirement compensation units concurrently with the payment of cash dividends on shares of the Company’s Common Stock is intended to constitute the payment of earnings pursuant to a fixed schedule during the holder’s employment, in the case of current compensation units, and during the holder’s life, in the case of retirement compensation units. To the extent the Company determines that, for purposes of Section 409A of the Code, retirement compensation units constitute the payment of a deferred compensation benefit that is payable upon the holder’s separation from service, then any retirement compensation units that would be payable to a “specified employee,” within the meaning of Section 409A of the Code, during the six-month period beginning on such employee’s separation from service shall be delayed and paid to such employee within 30 days after the earlier to occur of (i) the end of such six-month period or (ii) the date of the employee’s death.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized agent on this                  day of                         , 2008.

EXELON CORPORATION

By

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